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                                                                    EXHIBIT 23.5

                             CONSENT OF APPRAISERS

     We hereby consent to the reference to our firm under the captions "Experts" and "Description of the Notes" in the Registration Statement on Form S-4 of Kitty Hawk, Inc. ("Kitty Hawk") and related Prospectus, including any pre-effective and post-effective amendments thereto (collectively, the "Registration Statement"), relating to the proposed exchange offering of 9.95% Senior Secured Notes due 2004, and to the use therein of and reference to certain conclusions set forth in our appraisal reports relating to certain aircraft of Kitty Hawk and American International Airways, Inc. (prepared on behalf of each of the same) dated October 8, 1997 and August 27, 1997, respectively. We also hereby authorize Kitty Hawk to forward copies of such reports to prospective investors in accordance with the "Available Information" section of the Registration Statement.

                                            GRA AVIATION SPECIALISTS, INC.

                                            By:      /s/ FRED J. KLEIN
                                              ----------------------------------
                                              Name:  Fred J. Klein
                                              Title: President

Herndon, Virginia
December 22, 1997